Exhibit 99.1

OceanFirst Financial Corp. Announces Pricing of Common Stock Offering

Toms River, N.J. — October 29, 2009 — OceanFirst Financial Corp. (NASDAQ: OCFC) announced today that it has priced a public offering of 5,556,000 shares of its common stock at $9.00 per share. OceanFirst also granted the underwriters a 30-day option to purchase up to 833,400 shares to cover over-allotments, if any. The sale is expected to settle on November 3, 2009, subject to customary closing conditions. Sandler O’Neill + Partners, L.P. and Stifel, Nicolaus & Company, Incorporated are acting as joint book-running managers, and Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. are acting as co-managers for the offering. Net proceeds from the offering are expected to be $46.9 million. OceanFirst expects to use a portion of the net proceeds from this offering to repurchase the Fixed Rate Cumulative Perpetual Preferred Stock, Series A sold to the U.S. Treasury pursuant to the Capital Purchase Program of the Troubled Asset Relief Program (“TARP”), and to repurchase the Fixed Rate Cumulative Perpetual Preferred Stock of Central Jersey Bancorp (“Central Jersey”) sold to the U.S. Treasury pursuant to the Capital Purchase Program of the TARP, in the event such Preferred Stock remains outstanding after consummation of the Company’s merger with Central Jersey. Both OceanFirst and Central Jersey have submitted applications to repurchase their respective shares of Preferred Stock, however, OceanFirst cannot predict when, or if, approval of either application will be granted to repurchase these shares. Net proceeds of the offering not used to repurchase the Preferred Stock will be used for general corporate purposes.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. OceanFirst has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prospective investors should read the prospectus in that registration statement, the prospectus supplement and other documents that OceanFirst has filed with the SEC for more complete information about OceanFirst and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the prospectus relating to the offering may be obtained from Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, New York 10022, 800-635-6859; or from Stifel, Nicolaus & Company, Inc., Syndicate Department, 237 Park Avenue, New York, New York 10017, 800-488-0970.

Cautionary Statement Regarding Forward-Looking Information:

This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the ability of OceanFirst to offer and sell securities including common stock, the proposed merger with Central Jersey Bancorp and the financial condition, liquidity, results of operations, future performance and business of OceanFirst. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to management’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond management’s control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about OceanFirst and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. A number of those risks, trends and uncertainties are discussed in OceanFirst’s SEC reports, including OceanFirst’s annual report on Form 10-K and quarterly reports on Form 10-Q, as well as the registration statement relating to the offering to which this communication relates all of which are accessible on the SEC’s website at http://www.sec.gov. Any forward-looking statements in this press release should be evaluated in light of those important risk factors. Forward-looking statements contained in this press release are made only as of the date hereof, and OceanFirst undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.